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                                                                Exhibit 10.01(f)

                              BARCLAYS CAPITAL INC.

                 FUTURES AND OPTIONS CUSTOMER ACCOUNT AGREEMENT

         This Futures and Options Customer Account Agreement ("Agreement") between BARCLAYS CAPITAL INC., a registered futures commission merchant ("FCM") and broker/dealer, and the undersigned ("Customer") shall govern all transactions that Barclays Capital Inc. or any of its affiliates or agents (collectively, "Barclays," unless otherwise specified) may execute, clear and/or carry on Customer's behalf for the purchase or sale of commodities, commodity futures, security futures, option and forward contracts thereon and interests therein (including exchange-for-physical ("EFPs"), exchange-for-swap ("EFSs"), and exchange-for-risk ("EFRs") transactions) (collectively, "Contracts") and any accounts, including reactivated accounts, carried by Barclays on behalf and in the name of Customer (each, an "Account").

         1.       APPLICABLE LAW.

         Each Account and all Contracts, transactions and agreements in respect of each Account shall be subject to (i) the Commodity Exchange Act ("CEA") and all rules and interpretations of the Commodity Futures Trading Commission ("CFTC") and the National Futures Association ("NFA"); (ii) the constitution, by-laws, rules, regulations, policies, procedures, interpretations and customs of any applicable U.S. or non-U.S. board of trade, exchange, contract market, trading facility or execution facility, including, without limitation, an electronic trading system, facility or service, or clearing organization (each, a "Transaction Facility") or of any clearing firm or self-regulatory agency or organization; and (iii) any other laws, rules, interpretations, customs or usage of the trade applicable to Customer's trading of Contracts. All such laws, rules, regulations, policies, procedures, interpretations, customs and usage, as in force from time to time, are hereinafter collectively referred to as "Applicable Law".

         2.       GENERAL AGREEMENTS. Customer acknowledges and agrees that:

         (a) Barclays' Responsibility. Barclays is responsible solely for the execution, carrying and/or clearing of Contracts in each Account in accordance with the terms of this Agreement. Neither Barclays nor any managing director, officer or employee of Barclays is acting as a fiduciary or advisor in respect of Customer or any Contract or Account. Barclays shall have no responsibility for compliance with any law or regulation governing the conduct of any fiduciary or advisor. Barclays shall have no responsibility for Customer's compliance with any law or regulation governing or affecting Customer's trading hereunder.

         (b) Information and Positions. Any information on the market or on matters incidental to the operation of any of your Accounts or the nature of any of the Contracts provided by Barclays is solely incidental to the conduct of Barclays' business as an FCM. Barclays makes no representation as to the accuracy, completeness or reliability of any such information. Barclays and its managing directors, officers and employees may take, hold or liquidate positions in, or provide such information to other customers with respect to, Contracts that are the subject of such information furnished by Barclays to Customer, and such other positions and/or information may be inconsistent with the positions held by or information given to Customer.

         (c) Limitation of Barclays' Liability. Barclays shall not be liable to Customer (i) in connection with the performance or non-performance by any Transaction Facility or by any other third party where the use of such third party was not required by Barclays (including, without limitation, floor brokers, executing agents, banks, clearing firms and other depositories) in respect of any Contract or other

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property of Customer; (ii) as a result of any prediction or information made or given by a representative of Barclays, whether or not made or given at the request of Customer; (iii) as a result of any delay in the performance or non-performance of any of Barclays' obligations hereunder directly or indirectly caused by the occurrence of any contingency beyond the control of Barclays including, but not limited to, the unscheduled closure of a Transaction Facility, clearing firm or other depository or delays in the transmission of orders due to breakdowns or failures of transmission or communication facilities, Transaction Facilities or other systems, it being understood that Barclays shall be excused from performance of its obligations hereunder for such period of time as is reasonably necessary after such occurrence to remedy the effects therefrom; (iv) as a result of any action taken by or on behalf of Barclays or its floor brokers and agents to comply with Applicable Law; or (v) for any acts or omissions of those neither employed nor supervised by Barclays. Neither Barclays nor its managing directors, officers or employees shall be responsible for any loss, liability, damage or expense except to the extent that such loss, liability, damage or expense arises from its gross negligence or willful misconduct. In no event will Barclays, its managing directors, officers or employees be liable to Customer for consequential, incidental or special damages under or relating to this Agreement.

         (d) Security Interest. Except to the extent proscribed by Applicable Law not subject to waiver, all Contracts, funds, margin, performance bond, premium, currencies, securities, credit balances and other property from time to time held by, to the order of or on behalf of Barclays or held for the benefit of the Customer by Barclays including, without limitation, by any Transaction Facility or clearing firm through which transactions are executed, carried and/or cleared and/or positions are held by Barclays, on behalf of the Customer, and all proceeds thereof (collectively, "Collateral") are hereby pledged to Barclays, and shall be subject to a general lien and a continuing, perfected first security interest in Barclays' favor to secure any and all of Customer's indebtedness or other obligations and/or liabilities owed to Barclays. Customer agrees to execute any documents reasonably required by Barclays for the perfection or negotiation of such general lien or security interest. Customer hereby grants Barclays the right, in accordance with Applicable Law, to borrow, pledge, repledge, transfer, hypothecate, rehypothecate, loan or invest any of the Collateral, including without limitation, utilizing the Collateral to purchase or sell securities pursuant to repurchase agreements or reverse repurchase agreements with any party, in each case without notice to Customer. Unless mutually agreed otherwise, Barclays shall pay to Customer the interest or income earned from the investment or utilization of such Collateral at a rate not to exceed the Fed Funds rate minus 0.75%.

         (e) Conclusiveness of Reports and Objections. All written and oral reports or communications related to transactions in the Accounts, including but not limited to confirmations, purchase and sale statements, monthly statements and correction notices (collectively, "Reports"), shall be conclusive and binding on Customer unless Customer notifies Barclays of any objection as follows: (i) in the case of any written Reports, prior to the opening of trading on the Transaction Facility on or through which such transaction occurred on the business day following the day on which Customer receives such Report, and (ii) in the case of any oral Report, at the time such Report is given to Customer. Nothing herein, however, shall prevent Barclays upon discovery of any error or omission, from correcting a Report.

         (f) Delivery and Exercise Instructions. If Customer intends to make or take delivery under any futures Contract or to exercise any option Contract, Customer agrees to notify Barclays not later than the time specified by Barclays and in any event at least (i) with respect to long positions, two
(2) business days prior to first notice day of the applicable Transaction Facility, and (ii) with respect to short positions, two (2) business days prior to the last trading day for the Contract in question (such time periods are referred to herein as the "Notice Periods"). Notwithstanding the foregoing, Customer agrees that Customer will not make or take delivery through Barclays with respect to any Contract that provides for the physical delivery of an underlying commodity that is not an energy, metal, financial, currency,

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equity or interest rate product (a "Non-Deliverable Contract") except with the prior consent of an officer or director of Barclays. Customer further agrees that, absent such consent to delivery, Customer shall liquidate all of Customer's open positions in Non-Deliverable Contracts no later than the end of the applicable Notice Period. With respect to any deliverable Contract, Customer shall ensure Barclays holds sufficient funds in Customer's Account to fulfill Customer's obligations to make or take delivery and shall furnish Barclays with property deliverable by Customer under any Contract in accordance with Barclays' directions. If Customer fails to comply with any of the foregoing obligations, Barclays may, at its discretion and upon Barclays' good faith effort to notify Customer, liquidate and/or roll forward to a later delivery month any open Contracts, make or receive delivery of any commodities or instruments, or exercise or allow the expiration of any options, for Customer's Account and risk, and in such manner and on such terms as Barclays in its discretion deems necessary or appropriate. Customer shall remain fully liable for, and Customer's Account will be debited for, any loss, costs, expenses and liabilities incurred by Barclays in connection with such transactions and for any remaining debit balance in Customer's Account.

         (g) Options Exercise and Allocation Procedure. Customer understands and acknowledges that certain option Contracts sold by Customer may be subject to exercise at any time. Exercise notices received by Barclays with respect to option Contracts sold by Barclays customers shall be allocated among customers (including Customer) pursuant to a random allocation procedure, and Customer shall be bound by any such allocation made to it. Information regarding Barclays' random allocation procedure is available upon request. Such notices may be allocated to Customer after the close of trading on the day on which such notices have been allocated to Barclays by the applicable Transaction Facility. In the event of the allocation of an exercise notice(s) to Customer, Barclays shall use reasonable efforts to notify Customer promptly. Barclays shall have no responsibility for any action it takes or fails to take with respect to any option Contract (and, without limiting the foregoing, shall have no responsibility to exercise any option Contract purchased by Customer) unless and until Barclays receives acceptable and timely instructions from Customer indicating the action to be taken.

         (h) Acceptance of Orders; Position Limits. Barclays shall have the right, whenever in its discretion it deems it appropriate, to limit the number of open Contracts (net or gross) that Barclays will at any time execute, clear and/or carry for Customer, to require Customer to reduce open positions carried with Barclays, and to refuse the acceptance of orders to establish new positions. Barclays shall immediately notify Customer of its rejection of any order. Unless specified by Customer, Barclays may designate the Transaction Facilities (including, without limitation, any electronic trading systems or facilities) on or through which it will attempt to execute orders. Customer shall comply at all times, including throughout the trading day, with all position limit rules imposed by Applicable Law.

         (i) Liquidation of Offsetting Positions. Barclays shall liquidate any Contract for which an offsetting order is entered by Customer, unless Customer instructs Barclays not to liquidate such Contract and to maintain the offsetting Contracts as open positions, provided, however, that Barclays shall not be obligated to comply with any such instructions given by Customer if Customer fails to provide Barclays with any representations, documentation or information reasonably requested by Barclays or if, in Barclays' reasonable judgment, any failure to liquidate such offsetting Contracts against each other would result in a violation of Applicable Law.

         (j) Reliance on Instructions. Barclays and its managing directors, officers and employees shall be entitled to rely, and shall not be liable for any reliance, on any instruction, notice or communication that it reasonably believes to have originated from Customer or Customer's duly authorized agent (including a third-party advisor, if any), and Customer shall be bound thereby.

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         (k)      Use of Clearing Brokers. Customer authorizes Barclays in its discretion to select for and on behalf of Customer floor brokers and execution agents and, on Transaction Facilities where Barclays is not a clearing member, unaffiliated clearing brokers, which will act as brokers and agents of Customer in connection with transactions in Contracts for the Account(s). Such transactions may be cleared through accounts maintained by Barclays in its own name with one or more clearing brokers.

         (l) Give-Ups. Absent a separate written agreement with Customer with respect to give-ups, Barclays, in its discretion, may, but shall not be obligated to, accept from other brokers Contracts executed by such brokers for Customer and to be given up to Barclays for clearance or carrying in an Account.

         (m) Financial and Other Information. Customer shall provide to Barclays such financial and other information regarding Customer as Barclays may from time to time reasonably request. Customer authorizes Barclays to contact such banks, financial institutions and credit agencies as Barclays shall deem appropriate from time to time for verification of such information. Customer shall notify Barclays promptly of any material adverse change to its condition, financial or otherwise. Customer acknowledges and agrees that Barclays may provide financial and other information regarding Customer to any Transaction Facility, clearing firm or self-regulatory agency or organization upon the request of any such entity and as permitted by Applicable Law.

         (n) Currency Exchange Risk. Customer shall bear all risk and cost in respect of the conversion of currencies incident to transactions effected on behalf of Customer pursuant hereto. Unless otherwise specified in the Reports sent to Customer with respect to its Contracts and Accounts, all margin deposits in connection with any Contracts, and any debits or credits to Customer's Account(s), shall be stated in U.S. Dollars. By placing an order in a Contract settled in a particular currency (the "Contract Currency"), Customer agrees to convert to the Contract Currency funds sufficient to meet the applicable margin requirement. Any conversions of currency shall be at a rate of exchange reasonably determined by Barclays based on prevailing money market rates of exchange for such currencies.

         (o) Recording of Telephone Conversations. Customer acknowledges, authorizes and consents to the recording of any telephone conversation between Customer and Barclays, on tape or otherwise, with or without the use of an automatic tone warning device. Customer hereby waives any and all objections to the admissibility into evidence of any such tape recording in any legal proceedings between the parties hereto.

         (p) Inactive Accounts. Customer acknowledges that Barclays may from time to time place accounts in which there is no trading on inactive status and Customer agrees to provide whatever reasonably requested information Barclays may require upon Customer's request to reactivate any such inactive Account.

         3.       CUSTOMER REPRESENTATIONS.

         Customer represents, warrants and agrees as of the date hereof and on the date of each transaction executed hereunder that:

         (a) Customer has full right, power and authority to enter into this Agreement, and the person executing this Agreement on behalf of Customer is authorized to do so;

         (b) this Agreement is binding on Customer and enforceable against Customer in accordance with its terms;

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         (c)      Customer is an "eligible contract participant," as such term is defined in Section 1a(12) of the CEA;

         (d) Customer may lawfully establish and open the Account for the purpose of effecting purchases and sales of Contracts through Barclays;

         (e) transactions entered into pursuant to this Agreement will not violate any applicable law (including any Applicable Law), judgment, order or agreement to which Customer or its property is subject or by which it or its property is bound;

         (f) all information provided by Customer in the Futures and Options Account Application (which application and the information contained therein hereby is incorporated into this Agreement) is true, correct, complete and accurate;

         (g) it will not rely on any communication (written or oral) of Barclays as investment advice or as a recommendation to enter into any transaction, and no such communication (written or oral) received from Barclays shall be deemed to be an assurance or guarantee as to the expected results of the transaction;

         (h) Customer is acting for its own Account, is capable of assessing the merits of, understanding (on its own behalf or through independent professional advice) and assuming, and understands, accepts and assumes, the terms, conditions and risks of each transaction, and will make its own independent decisions to enter into Contracts and as to whether each Contract is appropriate or proper for it based on Customer's own judgment and upon advice from such advisors as it has deemed necessary;

         (i) Barclays shall have no discretionary authority, power or control over any decisions made by or on behalf of Customer in respect of the Account, regardless of whether Customer relies on the information provided by Barclays in making any such decisions;

         (j) except as disclosed in writing to Barclays, Customer is acting solely as principal and not as agent for any other party and no other customer has any interest in the Account;

         (k) Customer has reviewed the registration requirements of the CEA, CFTC and NFA relating to commodity pool operators and commodity trading advisors and has determined that it and any person that has trading authority or control over its Account are in compliance with such requirements.

         (l) Customer has made no changes to this form of Agreement, or any other form of agreement, authorization, tax form or other document relating to this Agreement or the Account(s), provided by Barclays;

         (m) Barclays is relying on the representations and warranties of Customer contained herein in entering into this Agreement and opening the Account and Customer will immediately notify Barclays of any changes to the accuracy thereof;

         (n) Customer expressly agrees to waive any and all claims, rights or causes of action which Customer has or may have against Barclays, its managing directors, officers and/or employees arising in whole or in part, directly or indirectly, out of any act or omission of a party who refers or introduces Customer to Barclays or who places orders on behalf of Customer; and

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         (o)      No person or entity other than Customer has, nor during the term of this Agreement will have, any ownership interest of ten percent or more in any Account, and no person other than Customer and Advisor, if any, has or will have any control over any Account, except as otherwise disclosed to Barclays in writing.

         4. PAYMENT OBLIGATIONS OF CUSTOMER. With respect to every Contract purchased, sold or cleared for the Account, Customer shall pay Barclays upon demand (which demand may be written or oral):

         (a) all brokerage charges, give-up fees, commissions and service fees as Barclays may from time to time charge;

         (b) all Transaction Facility, clearing firm or NFA fees or charges, or any other transaction fees, regulatory fees and service charges incurred with respect to each transaction;

         (c) any tax imposed on such transactions by any competent taxing authority;

         (d)      any debit balance or deficiency in the Account;

         (e) interest on any debit balances remaining in the Account at a rate equal to the Fed Funds rate plus 0.75%, or at such other rate as may be mutually agreed upon from time to time, together with Barclays' costs and reasonable attorneys' fees incurred in collecting any such debit balance; and

         (f) any other amounts owed by Customer to Barclays with respect to the Account, any Contracts carried therein or transactions undertaken in connection therewith.

         Any and all payments required to be made by Customer hereunder shall be made by wire transfer, in immediately available funds, to an account designated by Barclays, unless otherwise agreed by Barclays.

         5. MARGIN AND OTHER CONTRACT OBLIGATIONS. With respect to every Contract purchased, sold or cleared for the Account, Customer shall make, or cause to be made, all applicable initial margin, variation margin, intra-day margin and premium payments, and perform all other obligations attendant to Contracts or positions in such Contracts, as such payments or performance may be required by Barclays consistent with Applicable Law or as such payments or performance may be required of Barclays by any member of any Transaction Facility clearing such Contract on Barclays' behalf. Customer acknowledges and agrees that Barclays has no obligation to establish uniform margin requirements among products or customers and margins required by Barclays may exceed the minimum margin requirements of the applicable Transaction Facility and be increased or decreased from time to time at the discretion of Barclays, without advance notice to Customer.

         Requests for margin deposits and/or premium payments may, at Barclays' election, be communicated to Customer orally, telephonically, electronically, or in writing. Customer margin deposits and/or premium payments shall be made to such omnibus customer account(s) as directed by Barclays, and shall be in such form as Barclays deems appropriate.

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         6.       CUSTOMER DEFAULT AND BARCLAYS' REMEDIES.

         (a) Each of the following events shall be a default ("Default") by Customer under this Agreement:

                  (i) Customer breaches or fails to timely and fully perform any of its obligations hereunder or otherwise in respect of any Contract;

                  (ii) Customer fails to deposit or maintain required margin, fails to pay required premiums or fails to make any other payments required hereunder or otherwise in respect of any Contract;

                  (iii) if Customer is an employee benefit plan, the termination of Customer or the filing by Customer of a notice of intent to terminate with a governmental agency or body, or the receipt of a notice of intent to terminate Customer from a governmental agency or body, or the inability of Customer to pay benefits under the relevant employee benefit plan when due;

                  (iv) any representation made by Customer or Advisor (if any) is not or ceases to be accurate and complete in any material respect;

                  (v) a case in bankruptcy is commenced or a proceeding under any insolvency or other law for the protection of creditors or for the appointment of a receiver, trustee or similar officer is filed by or against Customer;

                  (vi) Customer makes or proposes to make any arrangement or composition for the benefit of its creditors, or Customer or any of its property is subject to any agreement, order or judgment providing for Customer's dissolution, liquidation or reorganization, or for the appointment of a receiver, trustee or similar officer for Customer or its property;

                  (vii) Customer makes an admission in writing that it is insolvent or is unable to pay its debts when they mature or the suspension by Customer of its usual business or any material portion thereof; and

                  (viii) any warrant or order of attachment is issued against any Account or a judgment is levied against any Account.

         (b) Upon the occurrence of a Default, or if Barclays reasonably considers it necessary for its protection to exercise any of the following remedies, then Barclays shall have the right, in addition to any other remedy available at law or equity to Barclays, all without demand for margin and without notice or advertisement (except as provided in Section 6(c) below):

                  (i) close out any or all of Customer's open Contracts, including, without limitation, through EFPs, EFSs or EFRs. For the purposes of this provision, Customer expressly authorizes Barclays to act as broker for Customer or as principal opposite Customer with respect to such EFP, EFS or EFR transactions and to execute such physical commodity, swap or over-the-counter transactions and documents on behalf of Customer as may be necessary to effect such EFP, EFS or EFR transactions. Customer recognizes that such EFP, EFS or EFR transactions are not competitively executed by open outcry on a Transaction Facility but will be executed at the market price then available to Barclays;

                  (ii)     cancel any or all of Customer's outstanding orders;

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                  (iii)    treat any or all of Customer's obligations due
         Barclays as immediately due and payable;

                  (iv) set off any obligations of Barclays to Customer against any obligations of Customer to Barclays;

                  (v) sell any Collateral and/or set off and apply any Collateral or the proceeds of the sale of any Collateral to satisfy any obligations of Customer to Barclays;

                  (vi) borrow or buy any Contracts, options, securities or other property for any Account;

                  (vii) terminate any or all of Barclays' obligations for future performance to Customer; and/or

                  (viii) take such other or further action as Barclays in its discretion reasonably considers necessary or appropriate for its protection.

         (c) So long as Barclays' rights or position would not be jeopardized thereby, Barclays shall make a good faith effort to notify Customer of its intention to take any of the actions specified in (i) through (viii) of
Section 6(b) above before taking any such action. Barclays shall not be deemed to have breached any obligation to Customer if no such notice is given. Any sale or purchase hereunder may be made in any manner determined by Barclays to be commercially reasonable. In all cases a prior demand, margin call or notice of any kind shall not be considered a waiver of Barclays' right to take any action provided for herein. Customer shall be liable for the payment of any deficiency remaining in each Account after any such action is taken, together with interest thereon.

         7.       TERMINATION.

         (a) This Agreement may be terminated by Customer or Barclays by written notice to the other. Such termination shall be effective when received by the addressee thereof and shall be of no effect in relation to any orders placed or transactions executed prior to such notice. In the event of such notice, Customer shall either close out open positions in the Account or arrange for such open positions to be transferred to another FCM.

         (b) Upon satisfaction by Customer of all liabilities to Barclays arising hereunder (including payment obligations with respect to the transfer of Contracts to another FCM), Barclays shall transfer to the FCM specified by Customer all Contracts, cash, securities and other property then held for any Account, whereupon this Agreement shall terminate. The representations, warranties and indemnities contained in this Agreement shall survive any termination of this Agreement.

         8. INDEMNIFICATION. Customer hereby agrees to pay, indemnify and hold Barclays, its managing directors, officers and employees harmless from and against any and all loss, liability, damage, cost, penalty, fine, tax or expense (including, without limitation, reasonable attorneys' fees, costs of collection and any cost incurred in successfully defending against any claim asserted by Customer) (collectively, "Losses") incurred by Barclays or such other persons in connection with the Account and/or any transactions or positions established or maintained therein. Such indemnification shall include, without limitation, Losses with respect to (i) any action taken or not taken by Barclays and its managing directors, officers or employees in reliance upon any instruction, notice or communication that it reasonably believes to have originated from Customer or Customer's duly authorized agent (including a

                                       8                              March 2003
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third-party advisor, if any), and (ii) the exercise of Barclays' default remedies under Section 6 of this Agreement.

         9.       GOVERNING LAW, JURISDICTION AND WAIVER OF JURY TRIAL.

         (a) THE CONSTRUCTION, VALIDITY, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO CONFLICTS OF LAW PRINCIPLES).

         (b) TO THE EXTENT NOT OTHERWISE REQUIRED UNDER APPLICABLE LAW, ANY DISPUTES ARISING UNDER THIS AGREEMENT OR ANY TRANSACTION IN CONNECTION HEREWITH SHALL BE RESOLVED IN A COURT OF LAW LOCATED IN THE STATE OF NEW YORK, BOROUGH OF MANHATTAN OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. THE PARTIES TO THIS AGREEMENT HEREBY SUBMIT TO THE JURISDICTION OF SUCH COURTS AND AGREE THAT VENUE BEFORE SUCH COURTS IS PROPER. CUSTOMER CONSENTS TO THE SERVICE OF PROCESS BY THE MAILING TO CUSTOMER OF COPIES OF THE APPROPRIATE COURT FILING BY CERTIFIED MAIL TO THE ADDRESS OF CUSTOMER AS IT APPEARS ON THE BOOKS AND RECORDS OF BARCLAYS, SUCH SERVICE TO BE EFFECTIVE THREE DAYS AFTER MAILING. CUSTOMER HEREBY WAIVES IRREVOCABLY ANY IMMUNITY TO WHICH IT MIGHT OTHERWISE BE ENTITLED IN ANY ARBITRATION, ACTION AT LAW, SUIT IN EQUITY OR ANY OTHER PROCEEDING ARISING OUT OF OR BASED ON THIS AGREEMENT OR ANY TRANSACTION IN CONNECTION HEREWITH.

         (c) CUSTOMER HEREBY WAIVES A TRIAL BY JURY IN ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION IN CONNECTION THEREWITH.

         10.      MISCELLANEOUS.

         (a) Severability. If any provision of this Agreement is or at any time becomes inconsistent with or invalid under any present or future Applicable Law, such inconsistent or invalid provision shall be deemed to be superseded or modified to conform to such Applicable Law, but in all other respects this Agreement shall continue in full force and effect.

         (b) Successors; Binding Effect. This Agreement shall be binding on and inure to the benefit of each of the parties and their respective successors and assigns. This Agreement and the obligations of Customer hereunder may not be assigned or delegated without the prior written consent of Barclays. Customer agrees that Barclays shall have the right to transfer or assign this Agreement (and the Account) to any successor entity or to another properly registered FCM in its discretion without obtaining the consent of Customer provided that Barclays provides Customer with prior written notice if required under Applicable Law.

         (c) Entire Agreement. This Agreement and the attached appendices, consents, certifications and authorizations constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes any prior agreements between the parties as to the subject matter hereof.

         (d) Amendments or Waiver. No provision of this Agreement shall in any respect be waived, hereto modified or amended unless such waiver, modification or amendment is in writing and signed by authorized representatives of each party hereto.

                                       9                              March 2003

         (e) Notice. Except as otherwise expressly provided in this Agreement, all instructions, notices or other communications shall be given orally, unless requested to be in writing. All oral or written instructions, notices or other communications shall be directed as follows:

                  (i)      if to Barclays:

                           Barclays Capital Inc.
                           222 Broadway, 7th Floor
                           New York, New York 10038
                           Attention: Futures Operations Manager
                           telephone: 212-412-2580
                           facsimile: 212-412-6913

                           Any customer complaints or legal notices shall be directed to "Attention: Futures Compliance Officer."

                  (ii) if to Customer, at the address, telephone or facsimile number as indicated on the Futures and Options Account Application.

                  (iii) if to an Advisor, at the address, telephone or facsimile number indicated on the Futures and Options Account Application.

         Written notices shall be deemed to have been given by a party hereto if
(a) personally delivered to the other party, (b) sent by certified mail, return receipt requested, postage prepaid, or (c) sent by confirmed facsimile transmission. A notice sent by certified mail shall be deemed given on the third business day after the mailing date.

         (f) No Waiver. No failure on the part of Barclays or Customer to exercise and no delay in exercising, any contractual right will operate as a waiver or modification thereof, nor will any single or partial exercise by Barclays or Customer of any right preclude any other or future exercise thereof.

         (g) Rights and Remedies Cumulative. All rights and remedies under this Agreement as amended and modified from time to time are cumulative and not exclusive of any rights or remedies which may be available at law or otherwise.

                                       10                             March 2003

         11.      CUSTOMER ACKNOWLEDGMENTS. (PLEASE INITIAL APPROPRIATE CLAUSES
BELOW.)

         (a) CUSTOMER HEREBY ACKNOWLEDGES THAT IT HAS RECEIVED AND UNDERSTANDS THE FOLLOWING DISCLOSURE STATEMENT PRESCRIBED BY THE CFTC AND FURNISHED HEREWITH:

                           RISK DISCLOSURE STATEMENT FOR FUTURES AND OPTIONS
         INITIAL (Appendix A to CFTC Rule 1.55(c) transcribed in full on pages 1-3 of Booklet 2 - Risk Disclosure Statements)

         (b) If Customer (i) maintains one or more other accounts (such as a securities, commodities, cash or margin account) at Barclays and (ii) wants to permit Barclays to transfer funds from such accounts without obtaining specific instructions in each case, Customer should initial the following section:

                           Customer hereby specifically authorizes Barclays,
         INITIAL until further notice in writing, to transfer any excess funds from/to Customer's regulated commodity account, whether a segregated account or a secured account, (i) to/from any other account that Customer maintains with Barclays, if in Barclays' judgment such transfer is necessary to avoid or reduce a margin call or to reduce a debit balance in such other account, or (ii) to Barclays in order to satisfy any obligation of Customer to Barclays. Barclays will notify Customer in writing of any transfer of funds made pursuant to this authorization within a reasonable time after each transfer.

IN WITNESS WHEREOF, the Customer has executed this Agreement as of the date set forth below.

CUSTOMER

Account Name:_____________________           By:________________________________

Date:_____________________________           Print Name:________________________

                                             Title:_____________________________

PLEASE BE CERTAIN YOU HAVE INITIALED OR CHECKED ALL APPROPRIATE ELECTIONS ABOVE AND THAT YOU HAVE FULLY COMPLETED THE ABOVE SIGNATURE BLOCK.

                                       11                             March 2003